UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2013 (June 4, 2013)

Signature Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Boulevard, Suite 1600, Sherman Oaks, CA	91403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (805) 435-1255

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2013, Signature Group Holdings, Inc. (the “Company”), certain of the Company’s affiliates, New Signature LLC (“Investor”) and certain of Investor’s affiliates (collectively with Investor, the “Investor Parties”) entered into a Settlement Agreement (the “Agreement”) terminating the pending proxy contest with respect to the Company’s annual meeting of stockholders to be held on July 16, 2013 (the “2013 Annual Meeting”). Pursuant to the terms of the Agreement, the parties agreed, among other things, upon a new proxy slate to be presented by the Company for election at the 2013 Annual Meeting, which will consist of the following nominees: Craig T. Bouchard, Peter C.B. Bynoe, Patrick E. Lamb, Raj Maheshwari and Philip G. Tinkler. As part of the settlement, the Investor Parties have agreed to withdraw their slate of directors and have agreed to support the settlement slate and to vote in favor of the other Company proposals included in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the SEC on May 15, 2013, as such proposals shall be updated in the Company’s revised definitive proxy statement on Schedule 14A to be filed prior to the 2013 Annual Meeting.

As part of the Agreement, effective as of June 4, 2013, Christopher Colville has agreed to step down as the Company’s interim Chief Executive Officer and Chairman of the Company’s Board of Directors and Craig T. Bouchard was appointed as Chairman and Chief Executive Officer. To facilitate this settlement, effective as of June 4, 2013, the size of the Board was increased to six (6) directors and Mr. Bouchard was appointed to fill the additional Board seat. Effective as of June 5, 2013, Mr. Colville has tendered his resignation from the Board, and the size of the Board has been reduced back to five (5) directors.

The Agreement also provides that following the 2013 Annual Meeting, the Board will terminate the Governance, Nominating and Compensation Committee and will create a separate Compensation Committee and Nominating and Corporate Governance Committee. Assuming the Company slate of directors is approved by the Company’s stockholders at the 2013 Annual Meeting, the Agreement provides that the chairpersons of each of the Board’s committees shall be as follows: (a) Compensation Committee: Raj Maheshwari; (b) Nominating and Corporate Governance Committee: Philip G. Tinkler; and (c) Audit Committee: Patrick E. Lamb.

In addition, the Agreement provides for a restricted period during which the Investor Parties (and their affiliates) are restricted from taking certain actions with respect to election of directors of the Company (such as soliciting proxies or written consents, among other things). The restricted period begins on June 4, 2013 and ends immediately after the 2013 Annual Meeting. The Company has confirmed that the Agreement and the parties’ performance of this Agreement will not trigger a distribution of its right pursuant to the Company’s Rights Agreement dated October 23, 2007, as amended, between the Company and Mellon Investor Services LLC.

Finally, the Company has agreed that it will reimburse the actual out-of-pocket expenses of the Investor Parties incurred prior to the date of this Agreement in connection with the 2013 Annual Meeting and the related actions and events, up to $250,000.

The foregoing description of the Agreement is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by reference. A copy of the press release issued by the Company relating to the Agreement is included as Exhibit 99.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report, including in Exhibit 99.1, is incorporated herein by reference. Effective June 4, 2013, Mr. Colville resigned as the Company’s interim Chief Executive Officer and Chairman of the Board, and the Board appointed Mr. Bouchard to the Board of Directors and as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Colville resigned from the Board effective June 5, 2013.

Mr. Bouchard (Age 59) is also Chairman of the Board and Chief Executive Officer of Cambelle-Inland, LLC, an entity created in 2013 through which Mr. Bouchard manages certain investment activities in China. Prior to founding Cambelle-Inland, LLC, in 2010, Mr. Bouchard founded Shale-Inland, a leading master distributor of stainless steel pipe, valves and fittings, and stamped and fabricated parts to the US energy industry with revenues approaching $1 billion. Mr. Bouchard served as the Chief Executive Officer and later as the Chairman of the Board of Shale-Inland through 2012. Before founding Shale-Inland, Mr. Bouchard was President and Vice Chairman of Esmark, Inc., a publicly traded company on the NASDAQ. Mr. Bouchard co-founded Esmark, Inc. in 2004. Mr. Bouchard was named a finalist for the 2005 Ernst & Young Entrepreneur of the Year Award in Illinois. His team later crafted the first and only hostile reverse tender merger on Wall Street, successfully replacing nine directors of Wheeling Pittsburgh Corporation in 2007. In doing so, Esmark became the nation’s fifth largest steel company. During Mr. Bouchard’s tenure, Esmark’s revenues grew from $4 million to over $3 billion. The company was one of the highest appreciating stocks on the NASDAQ or the NYSE for the full year 2008. The story was told in “America for Sale,” Copyright 2009, Craig T. Bouchard and James V. Koch (ABC-CLIO). From 1998-2003, Mr. Bouchard was the President and Chief Executive Officer of New York based NumeriX, a risk management software company commanding a leading market share on Wall Street. Mr. Bouchard holds a Bachelors degree from Illinois State University, a Masters Degree in Economics from Illinois State University, and an MBA from the University of Chicago. He has been a member of the Board of Trustees of Boston University and the Foundation of the University of Montana. He is currently a member of the Board of the Department of Athletics at Duke University.

In addition and in connection with Mr. Bouchard’s appointment as the Company’s Chief Executive Officer and Chairman of the Board, Mr. Bouchard entered into an Employment Agreement with the Company on June 4, 2013, which provides Mr. Bouchard with a base salary of $225,000 and an annual cash bonus of up to $100,000 based on the performance of the Company’s common stock at the end of each calendar year. Mr. Bouchard is also eligible to participate in any executive bonus program of the Company and to receive other bonuses as determined in the discretion of the Compensation Committee.

The initial term of the Agreement is for 24 months and renews automatically thereafter but may be terminated after the initial term at any time and for any reason by either the Company or Mr. Bouchard upon 30 days prior written notice. Prior to the Company’s annual meeting of stockholders to be held in 2014, Mr. Bouchard may not be terminated without “cause” without the unanimous approval of all of the Board members then in office, excluding Mr. Bouchard. If the Company provides notice to Mr. Bouchard that it does not plan to renew his Employment Agreement, he will be entitled to salary continuation at his then current base salary for a period of six months following the termination of the Agreement. If Mr. Bouchard is terminated without “cause” (as defined in the Employment Agreement) or resigns within 90 days after a change in control (as defined in the Employment Agreement), he will be entitled to salary continuation for one year at his then current base salary, and his options and restricted stock will continue to vest despite the termination of his employment and will remain outstanding until the earlier of four years after his termination or the current term of the Agreement. Salary continuation and certain other benefits under this agreement are subject to Mr. Bouchard’s execution of a general release in a form reasonably acceptable to the Company. Mr. Bouchard’s options and restricted stock will also continue to vest in the event of his death or “permanent disability” (as defined in the Employment Agreement). The Employment Agreement also contains customary confidentiality, non-disparagement and non-solicitation provisions.

Pursuant to the Employment Agreement, Mr. Bouchard has agreed to purchase a minimum of 500,000 shares of the Company’s common stock in the open market in accordance with applicable law, which may include pursuant to a 10b5-1 trading plan. In addition, as required by the Employment Agreement, on June 5, 2013, Mr. Bouchard entered into a Restricted Stock Award Agreement with the Company, pursuant to which the Company granted to Mr. Bouchard 250,000 shares of restricted common stock under the Company’s 2006 Performance Incentive Plan (the “Plan”), which shares will vest on January 1, 2014 provided that Mr. Bouchard remains in the Company’s service as of that date. In addition, pursuant to the Employment Agreement, the Company has also entered into a Non-Qualified Stock Option with Mr. Bouchard under the Plan on June 5, 2013 (the “Award Date”), pursuant to which the Company granted to Mr. has the option to purchase up to 2,000,000 shares of the Company’s common stock, which shares will vest as follows:

(a)	500,000 shares will vest on the six (6) month anniversary of the Award Date;

(b)	500,000 shares will vest on the first anniversary of the Award Date;

(c)	500,000 shares will vest on the eighteen (18) month anniversary of the Award Date; and

(d) The remaining 500,000 shares will vest as of the second anniversary of the Award Date (the “Final Vesting Date”) if, as of the Final Vesting Date, either (i) the Company’s common stock shall have been trading above $1.25 per share and shall have closed above $1.25 per share for ten (10) of the twenty (20) trading days immediately preceding the Final Vesting Date; or (ii) the “weighted average trading price” for the ten (10) trading day period immediately preceding the last trading day immediately preceding the Final Vesting Date averages or exceeds $1.25 per share. The exercise price of the initial installment of 500,000 shares under the option is $.85 per share and the exercise price for the balance of the shares is $1.00 per share.

The foregoing descriptions of Mr. Bouchard’s Employment Agreement, Non-Qualified Stock Option Agreement and Restricted Stock Award Agreement are qualified in their entirety by the copies such agreements which are filed as Exhibit 10.2 to this report and are incorporated into this Item 5.02 by reference.

As a result of Mr. Colville’s agreement to step down as the Company’s interim Chief Executive Officer, pursuant to the Letter Agreement dated May 3, 2013 between Mr. Colville and the Company, Mr. Colville will continue to receive his $25,000 monthly cash payment until October 2013 and the 250,000 shares of restricted stock issued to Mr. Colville under the Plan will accelerate and vest in full.

In connection with the recent management change, the Company has entered into an Amendment of Employment Agreement with each of Kyle Ross, the Company’s Executive Vice President and Chief Financial Officer, and Chris Manderson, the Company’s Executive Vice President and General Counsel, pursuant to which the termination date of their respective employment agreements with the Company has been extended from December 31, 2013 to April 30, 2014. The foregoing description of the Amendments to Employment Agreement is qualified in their entirety by the copy of such Amendments filed as Exhibits 10.3 and 10.4 to this report and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Settlement Agreement dated June 4, 2013

10.2	Employment Agreement dated June 4, 2013 between the Company and C. Bouchard, together with the Non-Qualified Stock Option Agreement dated June 5, 2013 between the Company and C. Bouchard and the Restricted Stock Award Agreement dated June 5, 2013 between the Company and C. Bouchard.

10.3	Amendment to Employment Agreement dated June 4, 2013 between C. Manderson and the Company

10.4	Amendment to Employment Agreement dated June 4, 2013 between Kyle Ross and the Company

99.1	Press release of the Company dated June 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2013	SIGNATURE GROUP HOLDINGS, INC.

/S/ W. CHRISTOPHER MANDERSON
W. Christopher Manderson
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement dated June 4, 2013

10.2	Employment Agreement dated June 4, 2013 between the Company and C. Bouchard, together with the Non-Qualified Stock Option Agreement dated June 5, 2013 between the Company and C. Bouchard and the Restricted Stock Award Agreement dated June 5, 2013 between the Company and C. Bouchard.

10.3	Amendment to Employment Agreement dated June 5, 2013 between C. Manderson and the Company

10.4	Amendment to Employment Agreement dated June 5, 2013 between Kyle Ross and the Company

99.1	Press release of the Company dated June 5, 2013